EXHIBIT 24(a)(8)




                       INDEPENDENT AUDITORS' CONSENT



The Board of Trustees
Oppenheimer Global Fund:

We consent to the use of our report dated October 21, 1994 included herein and to the reference to our firm under the heading "Financial Highlights" in Part A of the Registration Statement.



/s/ KPMG Peat Marwick LLP
-------------------------
KPMG Peat Marwick LLP



Denver, Colorado
September 21, 1995